Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) Of

The Securities Exchange Act of 1934

Date of Report:  December 6, 2012

RICK'S CABARET INTERNATIONAL, INC.

(Exact Name of Registrant As Specified in Its Charter)

Texas	001-13992	76-0037324
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10959 Cutten Road

Houston, Texas 77066

(Address of Principal Executive Offices, Including Zip Code)

(281) 397-6730

(Issuer’s Telephone Number, Including Area Code)

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 6, 2012, our wholly owned subsidiary, RCI Holdings, Inc. (“RCI Holdings”), entered into a Purchase and Sale Agreement (the “Real Estate Agreement”) with Regent 33rd Realty Corp. (“Regent”). Regent owns the building located at 50 West 33rd Street, New York, New York where an adult cabaret owned by one of our subsidiaries is located. Regent currently leases the entire building to our subsidiary under a lease agreement with a term that ends in 2023. The Real Estate Agreement provides for RCI Holdings to acquire the building from Regent for aggregate consideration of $23,000,000. Pursuant to the agreement, RCI Holdings paid $500,000 cash in escrow on December 6, 2012 and will pay an additional $250,000 cash in escrow by March 6, 2013. The Real Estate Agreement is scheduled to close by June 4, 2013, at which time the escrow funds will be released to Regent, and RCI Holdings will pay Regent the balance of the purchase price, under the terms and conditions of the Real Estate Agreement. Also at closing, Regent will assign to RCI Holdings the lease agreement under which our subsidiary leases the building.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RICK'S CABARET INTERNATIONAL, INC.

Date: December 11, 2012	By:	/s/ Eric Langan
Eric Langan
President and Chief Executive Officer